Exhibit 10.2

FIRST AMENDMENT

AND WAIVER TO CREDIT AGREEMENT

This FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 25, 2011, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (herein called “Bank”) and CONCEPTUS, INC., a Delaware corporation (“Borrower”), with reference to the following facts and intentions of the parties:

RECITALS

A. Bank and Borrower have entered into that certain Credit Agreement dated as of August 25, 2011 (as amended, modified, supplemented or restated from time to time, collectively, the “Loan Agreement”) pursuant to which Bank agreed to provide to Borrower, on and subject to the terms and conditions set forth therein, a revolving credit facility for loans up to Fifty Million Dollars ($50,000,000) (the “Line of Credit”) evidenced by, among other things, that certain Revolving Line of Credit Note executed by Borrower in favor of Bank in the amount of the Line of Credit and dated as of August 25, 2011, (as amended, modified, supplemented or restated from time to time, collectively the “Line of Credit Note”). Borrower may have liabilities to Bank under other credit facilities or bank or cash management products; Bank and Borrower intend that such other facilities shall not be affected by this Amendment and shall remain in full force and effect in all respects. The Line of Credit, unless terminated earlier, will mature and become due and payable in full on August 25, 2016. The Line of Credit shall be referred to herein as the “Loan.” The Line of Credit Note shall be referred to herein as the “Note.” Capitalized terms not defined herein shall have the meanings assigned to them in the Loan Agreement.

B. The Obligations are secured by, among other things, a security interest granted by Borrower to Bank in substantially all of Borrower’s personal property, including, without limitation, accounts, deposit accounts, accounts receivable, chattel paper, instruments, documents, securities, investment property, general intangibles, equipment, inventory and other rights to payment (collectively, the “Collateral”) pursuant to, among other things, that certain Security Agreement dated August 25, 2011, (as amended, modified, supplemented or restated from time to time, collectively, the “Security Agreement”).

C. This Amendment, the Loan Agreement, the Note, the Security Agreement and any and any of all other documents or instruments executed in connection with or otherwise related to the Loan are all hereinafter collectively called the “Loan Documents.” There are no written or oral agreements concerning or affecting the Loans between Borrower and Bank other than the Loan Documents.

D. Borrower is in default under the Loan Documents, and Events of Default currently exist, due to Borrower’s (a) violation of Section 4.14(c) of the Loan Agreement for the quarter ending September 30, 2011, and (b) violation of the post-closing covenants of Section 4.16 (together, the “Existing Defaults”).

E. Borrower acknowledges that Borrower is in default under the Loan Documents as a consequence of the Existing Defaults; that such Existing Defaults are not subject to being cured, and have not been waived or excused by Bank at any time or in any manner; and that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Bank’s present and unconditional right to collect any of the Obligations, and to proceed to enforce the rights and remedies available to Bank as provided in any of the Loan Documents or otherwise at law.

F. Borrower has requested that Bank waive the Existing Defaults and amend the Loan Agreement, as set forth herein.

G. In response to Borrower’s request, and in reliance upon Borrower’s representations made to Bank in support thereof and the other terms and conditions of this Amendment, Bank is willing to waive the Existing Defaults and amend the Loan Agreement as set forth herein, upon and subject to the terms and conditions hereof, all as more particularly set forth and described in this Amendment.

AGREEMENT

NOW, THEREFORE, Bank and Borrower hereby agree as follows:

1. Adoption of Recitals. The recitals set forth above are adopted as a part of the agreement of the parties, and the facts set forth therein are acknowledged and agreed to be true, accurate and complete.

2. Amendments to Loan Agreement.

2.1 Section 4.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 4.16 POST-CLOSING MATTERS.

(a) Borrower shall deliver to Bank, on or before January 25, 2012, a Pledge Agreement, a securities account pledge agreement (convention de nantissement de compte-titres), a statement of pledge (déclaration de nantissement de compte-titres), a certificate of perfection of pledge (attestation de constitution de nantissement); a certificate relating to pledged bank account, and such other documents, instruments, agreements and certificates as Bank may require to provide Bank with a first-priority Lien enforceable under French law, with respect to 100% of the Equity Interests in Conceptus SAS (including 100% of the Voting Stock in Conceptus SAS), together with (A) evidence satisfactory to Bank that all other actions (including actions under the local law of the jurisdictions of organization of such Subsidiary) necessary or in the opinion of Bank appropriate to perfect and protect the first priority-Lien created by such Pledge Agreement have been taken, and (B) such opinions of counsel with respect to such Pledge Agreement and other documents, instruments and agreements as Bank may require; and

(b) (i) Borrower shall use its best efforts to deliver to Bank, within sixty (60) days after the Closing Date, a Notice of Security Interest, or other form of bailee waiver satisfactory to Bank, duly executed by Borrower and the bailee referenced the Schedule at the logistics facility used by Borrower in Memphis, Tennessee, in form and substance satisfactory to Bank, and (ii) Borrower shall use its best efforts to deliver to Bank, on or before January 25, 2012, an Agreement and Acknowledgment of Security Interest duly executed by Borrower and the lessor or Borrower’s headquarters in Mountain View, California, in form and substance satisfactory to Bank.”

3. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

3.1 Other than the Existing Defaults, no default, event of default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time, or both, under any of the Loan Documents. Borrower is Solvent.

3.2 All representations and warranties contained in this Amendment (including those contained in the recitals to this Amendment) and in any and all of the other Loan Documents are and remain true, correct and complete as of the date of this Amendment (except to the extent such representations and warranties expressly refer to an earlier date, in which case, they are and remain true, correct and complete as of such earlier date), and all such representations and warranties shall survive the execution of this Agreement.

3.3 The execution, delivery and performance by Borrower of this Amendment and all documents contemplated hereunder are within Borrower’s corporate powers, have been duly authorized, and are not in conflict with Borrower’s certificate of incorporation, by-laws or the terms of any charter or other organizational document of Borrower; and all such documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms. In addition, such execution, delivery and performance by Borrower will not violate any law, rule or order of any court or governmental agency or body to which Borrower is subject; and will not (except as expressly provided or contemplated herein) result in the creation or imposition of any Lien, security interest or encumbrance on any now owned or hereafter acquired property of Borrower.

3.4 Bank’s Liens and security interests with respect to the Collateral are of the priority required under the Loan Documents and are valid and enforceable in accordance with their terms.

4. Waiver. Bank hereby waives the Existing Defaults. Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents, and Bank does not waive any obligations Borrower may have under the Loan Agreement, including without limitation Sections 4.14 and 4.16 thereof, other than as expressly set forth above. This waiver is not a continuing waiver with respect to any failure to perform any Obligation after the date hereof. Nothing contained herein shall be deemed a waiver of (or otherwise affect Bank’s ability to enforce) any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to Sections 4.14 and 4.16 of the Loan Agreement, and (ii) any default or Event of Default arising at any time after the Effective Date. Nothing herein shall be deemed a satisfaction of any of Borrower’s Obligations. This Amendment shall not constitute an agreement by Bank or require Bank to grant forbearance periods or extend the term of any credit extended by Bank or the time for payment of any of Borrower’s obligations to Bank except as expressly provided herein, none of which Bank agrees or has agreed to do, and all of which matters are in Bank’s sole and absolute discretion. This Agreement shall not be construed to imply a willingness on the part of Bank to grant any similar or other future amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents or grant any waivers or consents, or shall in any way prejudice, impair or effect any rights or remedies of the Bank under the Loan Agreement or the other Loan Documents.

5. Conditions Precedent. The following are conditions precedent to Bank’s obligations under this Amendment, each of which must have been (and remain) satisfied or waived (as determined by Bank in its sole discretion).

5.1 Approval of Bank Counsel. All legal matters incidental hereto shall be satisfactory to Bank’s counsel.

5.2 Documentation. Bank shall have received, in form and substance satisfactory to Bank, duly executed counterparts of this Amendment.

5.3 Amendment Fee. Borrower shall have paid to Bank a fully-earned and nonrefundable amendment fee in the amount of $62,500.00, which may be debited from any of Borrower’s accounts together with an amount equal to all Bank Expenses incurred through the date hereof.

5.4 Representations and Warranties. The representations and warranties contained herein are true and correct.

5.5 No Default. Other than the Existing Defaults, no Default or Event of Default shall have occurred and be continuing.

5.6 Bank Expenses. Borrower shall have reimbursed Bank for all of Bank’s costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred prior to the date hereof, including those in connection with the negotiation and drafting of this Amendment and the transactions contemplated hereby.

5.7 Other Documents. Bank shall have received such other documents, and evidence of completion of such other matters, as Bank may reasonably deem necessary or appropriate.

6. Ratification and Incorporation of Loan Documents. Except as expressly modified by this Amendment, (a) Borrower hereby acknowledges, confirms, reaffirms and ratifies all of the terms and conditions set forth in, and all of its obligations, indebtedness and liabilities under, the Loan Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Borrower represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the its liabilities, obligations and indebtedness arising under or in connection with any Loan Documents. Borrower hereby acknowledges that the Loan Documents are valid and enforceable obligations against Borrower enforceable in accordance with their terms.

7. Release. Borrower hereby, for itself, its successors, heirs, executors, administrators and assigns (each a “Releasing Party” and collectively, the “Releasing Parties”), releases, acquits and forever discharges Bank, its directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever which any Releasing Party might have because of anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way arising out of or connected with the Revolving Loan or this Agreement or the other Loan Documents as of the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any specific claim raised by any Releasing Party, (the “Released Matters”). Releasing Parties each further agrees never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledges and waives the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Releasing Parties each agree that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Released Matters. Releasing Parties each represent and warrant that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

8. No Novation. Except as expressly provided above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Bank under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered to Bank will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

10. Non-Impairment. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition or covenant contained in the Note or other Loan Documents, or affect or impair any rights, powers, or remedies thereunder, it being the intent of the parties hereto that the provisions of the Note and the other Loan Documents shall continue in full force and effect except as expressly modified hereby.

11. Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

12. Miscellaneous. This Amendment and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by Federal law. The headings used in this Amendment are for convenience only and shall be disregarded in interpreting the substantive provisions of this Amendment. Except as expressly provided otherwise herein, all terms used herein shall have the meaning given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Amendment. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof. Bank is subject to the Patriot Act and hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Patriot Act.

13. Integration; Interpretation. The Loan Documents, including this Amendment, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein, and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents in any of the Loan Documents includes any amendments, renewals or extensions approved by Bank in writing.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

“BANK”		“BORROWER”

WELLS FARGO BANK, NATIONAL ASSOCIATION		CONCEPTUS, INC.

By:	/s/ Samuel Thompson	By:	/s/ Gregory E. Lichtwardt
Name:	Samuel Thompson	Name:	Gregory E. Lichtwardt
Title:	Vice President	Title:	Executive Vice President